UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

SCHOLAR ROCK HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

SCHOLAR ROCK HOLDING CORPORATION
301 Binney Street, 3rd Floor
Cambridge, MA 02142
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
To be held May 27, 2021
Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Scholar Rock Holding Corporation, will be held on May 27, 2021 at 9:00 a.m. Eastern Time. The Annual Meeting will be held entirely online this year. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SRRK2021 and entering the 16-digit control number included on your proxy card. You will not be able to attend the Annual Meeting in person. The purpose of the Annual Meeting is the following:
1.
To elect three Class III directors to our Board of Directors, each to serve until the 2024 Annual Meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal;

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only Scholar Rock Holding Corporation stockholders of record at the close of business on March 29, 2021 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. You can find more information, including information regarding the nominees for election to our Board of Directors, in the accompanying proxy statement.
The Board of Directors recommends that you vote in favor of each of proposals one and two as outlined in the accompanying proxy statement.
Your vote is important. Whether or not you are able to attend the meeting online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting online, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.
By order of the Board of Directors,
Stuart A. Kingsley
President and Chief Executive Officer
Cambridge, Massachusetts
April 15, 2021

Page
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS to be held May 27, 2021	1
SCHOLAR ROCK HOLDING CORPORATION	2
PROXY STATEMENT	2
PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS	5
PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SCHOLAR ROCK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	10
CORPORATE GOVERNANCE	11
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
DELINQUENT SECTION 16(A) REPORTS	31
REPORT OF THE AUDIT COMMITTEE	32
HOUSEHOLDING	33
STOCKHOLDER PROPOSALS	34
OTHER MATTERS	34

i

SCHOLAR ROCK HOLDING CORPORATION
301 Binney Street, 3rd Floor
Cambridge, MA 02142
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 2021
This proxy statement contains information about the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Scholar Rock Holding Corporation, which will be held on May 27, 2021 at 9:00 a.m. Eastern Time. The Annual Meeting will be held entirely online this year. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SRRK2021 and entering the 16-digit control number included on your proxy card. The Board of Directors of Scholar Rock Holding Corporation (the “Board of Directors”) is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Scholar Rock,” “we,” “us,” and “our” refer to Scholar Rock Holding Corporation. The mailing address of our principal executive offices is Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting (the “Notice”). You may revoke your proxy at any time before it is exercised at the virtual meeting by giving our Corporate Secretary written notice to that effect and as otherwise described in this proxy statement.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2020 first available to stockholders on or around April 16, 2021.
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earlier to occur of (1) the last day of 2023, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” under the rules of the U.S. Securities and Exchange Commission (the “SEC”) which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of June 30th of that fiscal year, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 27, 2021:
This proxy statement and our 2020 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

SCHOLAR ROCK HOLDING CORPORATION
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Who is soliciting my vote?
Scholar Rock’s Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 29, 2021.
How many votes can be cast by all stockholders?
There were 34,392,791 shares of our common stock, par value $0.001 per share, outstanding on March 29, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of our undesignated preferred stock were outstanding as of March 29, 2021.
How do I vote?
If you are a stockholder of record, there are several ways for you to vote your shares.
•
By Telephone.   You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2021.

•
By Internet (before the Annual Meeting).   You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 26, 2021.

•
By Mail.   You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Proxy cards submitted by mail must be received no later than by May 26, 2021 to be voted at the Annual Meeting.

•
During the Annual Meeting.   You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/SRRK2020. You will need the 16-digit control number included on your proxy card. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote virtually at the Annual Meeting.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on May 26, 2021, and mailed proxy cards must be received by May 26, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of Scholar Rock common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
Why is the Annual Meeting a virtual, online meeting?
As a part of our precautions regarding the coronavirus (COVID-19) pandemic, we have decided to hold our Annual Meeting solely online. We believe that hosting a virtual meeting under the current environment will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improves our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting.
How do I participate in the Virtual Annual Meeting?
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/SRRK2021 and enter the 16-digit control number included on your proxy card. You may begin to log into the meeting platform beginning at 8:45 a.m. Eastern Time on May 27, 2021. The meeting will begin promptly at 9:00 a.m. Eastern Time on May 27, 2021. We encourage you to access the Annual Meeting before it begins.
Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/SRRK2021. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/SRRK2021 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on May 26, 2021, (2) attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws (“bylaws”) provide that a majority of the shares entitled to vote, represented at the virtual Annual Meeting or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker “non-votes” have no effect on the election of directors.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was first made.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 17, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the Securities Exchange Commission, or SEC.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS
Our Board of Directors currently consists of eight members. In accordance with the terms of our certificate of incorporation and bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•
the Class I directors are Stuart A. Kingsley and Joshua Reed, and their terms will expire at the Annual Meeting of stockholders to be held in 2022;

•
the Class II directors are Kristina Burow, David Hallal and Michael Gilman, Ph.D., and their terms will expire at the Annual Meeting of stockholders to be held in 2023; and

•
the Class III directors are Jeffrey S. Flier, M.D., Amir Nashat, Sc.D., and Akshay Vaishnaw, M.D., Ph.D., and their terms will expire at the Annual Meeting to be held this year.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the Annual Meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Our Board of Directors has nominated Jeffrey S. Flier, M.D., Amir Nashat, Sc.D., and Akshay Vaishnaw, M.D., Ph.D. for election as the Class III directors at the Annual Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
Nominees for Election as Class III Directors
The following table identifies our nominees for Class III directors and sets forth their principal occupation and business experience during the last five years and their ages as of March 29, 2021.
Name	Positions and Offices Held with Scholar Rock	Director Since	Age
Jeffrey S. Flier, M.D.	Director	2016	73
Amir Nashat, Sc.D.	Director	2012	48
Akshay Vaishnaw, M.D., Ph.D.	Director	2019	58
Jeffrey S. Flier, M.D. has served as a director since October 2016. Since August 2016, Dr. Flier has served as the Higginson Professor of Physiology and Medicine and Harvard University Distinguished Service Professor, and from 2007 to August 2016 served as the twenty-first Dean of the Faculty of Medicine at Harvard University. Previously, from 2002 to 2007, Dr. Flier served as Chief Academic Officer of Beth Israel Deaconess Medical Center and served as Harvard Medical School Faculty Dean for Academic Programs. An elected member of the National Academy of Medicine and a fellow of the American Academy of Arts and Sciences, his many honors include the Eli Lilly Award of the American Diabetes Association, and the Berson Lecture of the American Physiological Society. He was the recipient of the 2005 Banting Medal from the American Diabetes Association, its highest scientific honor. Dr. Flier received his B.S. from City College of New York and his M.D. from Mount Sinai School of Medicine with highest academic honors, and he completed his residency training at Mount Sinai School of Medicine. Our Board of Directors believes that Dr. Flier’s extensive medical and scientific experience and his leadership skills qualify him to serve on our Board of Directors.
Amir Nashat, Sc.D. has served as a director since October 2012. Mr. Nashat is a managing partner at Polaris Partners, a venture capital firm, where he has worked since 2002. Mr. Nashat currently represents

Polaris as a director of Agbiome, Inc., CAMP4 Therapeutics, Inc., Dewpoint Therapeutics, Inc., Metacrine, Inc., Morphic Holding, Inc., Primmune Therapeutics, Inc., Pursuit Talend, Inc., and Syros Pharmaceuticals, Inc. Additionally, Mr. Nashat has served as director of 1366 Technologies, Inc., Adnexus Therapeutics, Inc. (Bristol Myers Squibb), Athenix Corporation, Inc. (Bayer), aTyr Pharmaceuticals, Inc., Avila Therapeutics, Inc. (Celgene), BIND Therapeutics, Inc., Fate Therapeutics, Inc., Jnana Therapeutics, Inc., Living Proof (Unilever), Olivo Laboratories, LLC, Pax Healthcare, Pervasis Therapeutics, Inc. (Shire Pharmaceuticals), Promedior Pharmaceuticals, Receptos (Celgene), Selecta Biosciences, Inc., Sofregen and Sun Catalytix (Lockheed Martin), and Taris Holdings, LLC. At Dewpoint, Living Proof, Sun Catalytix, Olivo Labs and Jnana, Mr. Nashat served as the company’s initial Chief Executive Officer. Outside of Polaris, he serves on the BIO Emerging Companies Section Governing Board, the nonprofit Institute for Protein Innovation Board, the Living Proof Advisory Board, the Partners Healthcare Innovation Fund Board, the Investment Advisory Committee for The Engine at MIT, and helped launch the MIT Sandbox Innovation Fund as its active president. Mr. Nashat received a M.S. and B.S. in materials science and mechanical engineering from the University of California, Berkeley and a Sc.D. as a Hertz Fellow in Chemical Engineering at the Massachusetts Institute of Technology with a minor in Biology under Dr. Robert Langer. Our Board of Directors believes that Mr. Nashat’s biotechnology investment experience qualifies him to serve on our Board of Directors.
Akshay Vaishnaw, M.D., Ph.D. has served as a director since May 2019. He is currently the President of Research & Development at Alnylam Pharmaceuticals Inc., where he has worked since 2006 in various research and development roles of increasing responsibility. Prior to 2006, Dr. Vaishnaw was Senior Director, Translational Medicine at Biogen. He received his M.D. from the University of Wales College of Medicine, U.K., and his Ph.D. from the University of London, U.K., in molecular immunology. He is a Fellow of the Royal College of Physicians, U.K. Dr. Vaishnaw is a member of the Board of Directors for Editas Medicine Inc. and he served as a Board member of Visterra Inc from 2014 to 2018, before its sale to Otsuka Pharmaceuticals. Our Board of Directors believes that Dr. Vaishnaw’s extensive medical, drug development and business experience, combined with his leadership skills, qualify him to serve on our Board of Directors.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
The Board of Directors unanimously recommends voting “FOR” the election of Jeffrey S. Flier, M.D., Amir Nashat, Sc.D., and Akshay Vaishnaw, M.D., Ph.D. as the Class III directors, each to serve for a three-year term ending at the Annual Meeting of stockholders to be held in 2024.
Directors Not Standing for Election or Re-Election
The following table identifies our directors who are not standing for election or re-election at this year’s Annual Meeting, and sets forth their principal occupation and business experience during the last five years and their ages as of March 30, 2021.
Name	Positions and Offices Held with Scholar Rock	Director Since	Class and Year in Which Term Will Expire	Age
Stuart A. Kingsley	President, Chief Executive Officer and Director	2020	Class I – 2022	57
Joshua Reed	Director	2021	Class I – 2022	48
David Hallal	Director	2017	Class II – 2021	54
Kristina Burow	Director	2014	Class II – 2021	47
Michael Gilman, Ph.D.	Director	2013	Class II – 2021	66
Stuart A. Kingsley has served as our President and Chief Executive Officer since August 2020, and as a member of the Board since May 2020. Mr. Kingsley was most recently President and Chief Executive Officer of Taris Bio, prior to its acquisition by Janssen Pharmaceuticals at the end of 2019. Prior to Taris, he served as President and Chief Operating Officer of The Medicines Company. From 2010 to 2015, Mr. Kingsley

led global commercial operations at Biogen, Inc. as Executive Vice President. Prior to Biogen, he held leadership roles in the medical device industry, including senior vice president and general manager of the gynecological surgical products business at Hologic, Inc. and division president, diagnostic products at Cytyc Corporation (now part of Hologic, Inc.), and was also a partner at McKinsey & Company. He received a BA in government from Dartmouth College and an MBA from Harvard Business School. Our Board of Directors believes that Mr. Kingsley’s extensive experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.
Joshua Reed has served as a director since March 2021. Mr. Reed has served as Chief Financial Officer of Aldeyra Therapeutics since July 2018. Prior to joining Aldeyra, from June 2016 to July 2018, Mr. Reed served as Vice President and Head of Finance for Bristol-Myers Squibb’s (BMS) United States and Puerto Rico operations, a $12 billion business unit. Prior to that, Mr. Reed held roles of increasing responsibility at BMS, including positions in financial planning and analysis, supply chain finance, operations finance, and mergers and acquisitions. Prior to that, Mr. Reed was the Vice President, Strategic Business Development at JPMorgan Chase, and held investment banking positions at Credit Suisse First Boston, where he focused on mergers and acquisitions. Mr. Reed received a B.S. in Finance from Rutgers University and an M.B.A. with concentrations in Finance and Corporate Strategy from the University of Michigan’s Ross School of Business. Our Board of Directors believes that Mr. Reed’s years of pharmaceutical industry, financial operations, strategy and investment banking experience qualifies him to serve on our Board of Directors.
David Hallal has served as the Chairman of our Board of Directors since July 2017. He also serves as the Chairman of the Board of Directors of iTeos Therapeutics SA and as a member of the Board of Directors of Seer Biosciences, Inc. Since December 2017, Mr. Hallal has served as Chairman and Chief Executive Officer of ElevateBio, LLC, and since September 2018, he has also served as Chairman and Chief Executive Officer of AlloVir, Inc. Prior to that, from June 2006 to December 2016, Mr. Hallal served in executive roles of increasing responsibility at Alexion Pharmaceuticals, Inc., most recently serving as Chief Executive Officer and a board member. Prior to his role as CEO, Mr. Hallal served Alexion as COO and a board member as well as Chief Commercial Officer and Head of Commercial Operations. Prior to Alexion from 2004 to 2006, Mr. Hallal served as Vice President of Sales for OSI Eyetech, Inc. From 2002 to 2004, Mr. Hallal served as Head of Sales at Biogen Inc. From 1992 to 2002, Mr. Hallal held various leadership roles at Amgen Inc. From 1988 to 1992, Mr. Hallal began his pharmaceutical career at The Upjohn Company as a sales representative. Mr. Hallal holds a B.A. in psychology from the University of New Hampshire. Our Board of Directors believes that Mr. Hallal’s experience as an executive at numerous pharmaceutical companies qualifies him to serve as our Chairman of the Board of Directors.
Kristina Burow has served as a director since August 2014. Ms. Burow is a Managing Director with ARCH Venture Partners and is focused on the creation and development of biotechnology, pharmaceutical and health tech companies. Since joining ARCH in 2002, Ms. Burow has risen from Associate to Managing Director and has played a significant role in the growth of ARCH’s life science portfolio, including multiple public companies exceeding billion dollar valuations. Ms. Burow is a board member of BEAM Therapeutics Inc., Vividion Therapeutics, Inc., RBNC Therapeutics, Inc., Gossamer Bio, Inc., Metacrine, Inc., UNITY Biotechnology, Inc., Boundless Bio, Inc., Autobahn Therapeutics, Inc., ROME Therapeutics, Inc., Boragen Inc. and AgBiome LLC. She previously was a co-founder and board member of Receptos, Inc. (acquired by Celgene) and was a Director of Vir Biotechnology, and Blackthorn Therapeutics, Inc. Ms. Burow has participated in and led investments in a number of other ARCH portfolio companies including Erasca, Inc., Dewpoint Therapeutics, Inc., Mindstrong Health, Aledade, Inc., Kura Oncology, Inc., KYTHERA Biopharmaceuticals Inc. (acquired by Allergan), and Ikaria, Inc. (acquired by Mallinckrodt Pharmaceuticals). Prior to joining ARCH, Ms. Burow was an Associate with the Novartis BioVenture Fund in San Diego. As an early employee at the Genomics Institute of the Novartis Research Foundation (GNF), she directed Chemistry Operations and was active in Business Development where she helped create numerous companies as spin-outs from GNF. Ms. Burow holds a M.B.A. from the University of Chicago, a M.A. in Chemistry from Columbia University and a B.S. in Chemistry from the University of California, Berkeley. We believe that Ms. Burow is qualified to serve on our Board of Directors due to her extensive experience investing in biopharmaceutical and biotechnology companies and her experience on Boards of Directors in the medical industry.
Michael Gilman, Ph.D. has served as a director since November 2013. Mr. Gilman is currently Chief Executive Officer for Arrakis Therapeutics, Inc., a role he has served in since 2016. From October 2016 to

April 2019, Mr. Gilman was Chief Executive Officer for Obsidian Therapeutics, Inc. Previously, from 2014 to 2016, Mr. Gilman was Founder and Chief Executive Officer of Padlock Therapeutics, Inc. Prior to Padlock, Mr. Gilman served as Senior Vice President, Early-Stage Pipeline, at Biogen Idec Inc. from 2012 to 2013. He joined Biogen Idec Inc. in 2012 following its acquisition of Stromedix, Inc., where he was Founder and Chief Executive Officer. Prior to founding Stromedix in 2006, from 1999 to 2005, Mr. Gilman served in a variety of capacities, most recently as Executive Vice President, Research at Biogen Idec. From 1994 to 1999, Mr. Gilman was at ARIAD Pharmaceuticals, Inc., where he was Executive Vice President and Chief Scientific Officer. From 1986 to 1994, Mr. Gilman was on the scientific staff of Cold Spring Harbor Laboratory in New York. He also serves on the Board of Directors of Arrakis Therapeutics, Inc., Obsidian Therapeutics, Inc. and Novartis Venture Fund, and on the Scientific Advisory Board of FutuRx, an Israeli biotech accelerator. He previously served on the Board of Directors of X4 Pharmaceuticals, Inc. from September 2014 to March 2019. Mr. Gilman was a postdoctoral fellow with Dr. Robert Weinberg at the Whitehead Institute. He holds a Ph.D. in Biochemistry from University of California, Berkeley, and a S.B. in Life Sciences from Massachusetts Institute of Technology. Our Board of Directors believes that Mr. Gilman’s extensive experience in the pharmaceuticals industry qualifies him to serve on our Board of Directors.
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
Executive Officers
The following table identifies our executive officers and sets forth their current positions at Scholar Rock and their ages as of March 29, 2021.
Name	Position Held with Scholar Rock	Officer Since	Age
Stuart A. Kingsley	President & Chief Executive Officer	2020	57
Gregory J. Carven, Ph.D.	Chief Scientific Officer	2021	45
Yung H. Chyung, M.D.	Chief Medical Officer	2016	45
Junlin Ho	General Counsel & Corporate Secretary	2021	42
Edward H. Myles	Chief Financial Officer and Head of Business Operations	2020	49
Stuart A. Kingsley. Refer to “Directors Not Standing for Election or Re-Election” above for information about our President & Chief Executive Officer.
Gregory J. Carven, Ph.D. has served as our Chief Scientific Officer since February 2021. Mr. Carven joined Scholar Rock in November 2014 as Vice President of Antibody Discovery and Protein Sciences and was promoted to SVP, Antibody Discovery and Protein Sciences in January 2018 and to Head of Research in June 2020. Prior to joining Scholar Rock, Mr. Carven served as Associate Research Fellow at Pfizer from 2010 to 2014 and held multiple positions at Merck Research Laboratories (formerly Schering Plough Research Institute and Organon Biosciences) from 2005-2010. Mr. Carven earned his PhD in Biological Chemistry from the Massachusetts Institute of Technology, and holds a B.S. in Honors Chemistry from the University of Massachusetts.
Yung H. Chyung, M.D. has served as our Chief Medical Officer since February 2016. Prior to joining us, Dr. Chyung served in roles of increasing responsibility at Dyax Corp. (acquired by Shire Plc in January 2016) from 2011 to February 2016, most recently as Vice President of Medical Research, where he was responsible for clinical research and medical affairs. From 2010 to 2011, Dr. Chyung worked at Genzyme Corporation where he was responsible for medical affairs efforts globally for multiple rare disease programs. Dr. Chyung earned his M.D. from Harvard Medical School and completed his internal medicine residency and allergy and immunology fellowship at Massachusetts General Hospital. Dr. Chyung also holds an A.B. in Biochemical Sciences from Harvard College.
Junlin Ho has served as our General Counsel & Corporate Secretary since February 2021. Ms. Ho joined Scholar Rock in March 2018 as our VP, Head of Corporate Legal and served as our SVP, Head of Legal & Corporate Secretary from March 2020 to January 2021. Prior to Scholar Rock, Ms. Ho worked at Foundation Medicine from 2013 to 2018 in roles of increasing responsibility, most recently as Associate General Counsel. She also served as Associate General Counsel at Ziopharm Oncology in 2013. Prior to that, Ms. Ho was a corporate attorney in the life sciences practice of Ropes & Gray LLP. Ms. Ho received her B.S. from the Massachusetts Institute of Technology and J.D. from the University of Chicago Law School.
Edward H. Myles has served as our Chief Financial Officer since July 2020, and served as a member of our board from November 2018 to July 2020. Prior to joining us as CFO and Head of Business Operations, Mr. Myles served as Chief Operating Officer and Chief Financial Officer of AMAG Pharmaceuticals, Inc. (“AMAG”) from January 2020 to July 2020. He served as Executive Vice President and Chief Financial Officer of AMAG from April 2016 to January 2020. Prior to joining AMAG, from June 2013 to April 2016, he served as Chief Financial Officer and Chief Operating Officer at Ocata Therapeutics, Inc. (“Ocata”) until it was acquired by Astellas Pharma, Inc. Prior to Ocata, Mr. Myles was Chief Financial Officer and Vice President of Operations at PrimeraDx, Inc. from November 2008 to June 2013. Earlier in his career, Mr. Myles was an associate in the healthcare investment banking group at SG Cowen Securities Corporation, and was a senior associate in the audit practice of Coopers & Lybrand LLP from 1993 to 1997. Mr. Myles holds a Master of Business Administration from John M. Olin School of Business at Washington University and Bachelor of Science in Business Administration from the University of Hartford.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she is to be selected as an executive officer.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS SCHOLAR ROCK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2021
Scholar Rock’s stockholders are being asked to ratify the appointment by the audit committee of the Board of Directors of Ernst & Young LLP as Scholar Rock’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young LLP has audited our financial statements as Scholar Rock’s independent registered public accounting firm for the fiscal years ended December 31, 2016, 2017, 2018, 2019 and 2020.
Stockholder approval is not required to appoint Ernst & Young LLP as Scholar Rock’s independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the audit committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Scholar Rock and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Scholar Rock incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019 (in thousands).
	2020	2019
Audit fees(1)	$619	$621
Audit-related fees(2)	40	—
Tax fees(3)	179	25
All other fees(4)	1	2
Total fees	$839	$648

(1)
Audit fees in 2020 and 2019 consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company’s follow-on public offerings, including registration statements, comfort letters and consents.

(2)
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

(3)
Tax fees consist of fees for tax advisory and tax compliance services.

(4)
All other fees represent payment for access to the Ernst & Young LLP online accounting research database.

Audit Committee Pre-approval Policy and Procedures
Our audit committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm, which policy became effective as of May 23, 2018. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Prior to the adoption of this policy, our Board of Directors pre-approved all audit and non-audit services to be performed by our independent registered public accounting firm.
During our 2020, 2019 and 2018 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the policies and procedures described above.
The Board of Directors unanimously recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as Scholar Rock’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, members of the committee and our Board of Directors. The minimum qualifications, qualities and skills that a committee-recommended nominee must satisfy for a position on our Board of Directors are set forth in our corporate governance guidelines, including experience at a strategic or policymaking level, accomplishments in his or her field, being well regarded in the community, having integrity, having sufficient time and availability to devote to the affairs of Scholar Rock, and to the extent such nominee serves or has previously served on other boards, contributions to such boards.
While we have no formal policy regarding board diversity, our nominating and corporate governance committee considers various forms of diversity when evaluating potential candidates, including diversity of backgrounds and personal and professional experiences. Our priority in selection of board members is identification of members with an established record of professional accomplishment, knowledge of our business and understanding of the competitive landscape, and their skills and independence as board members.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Mr. Kingsley, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Kingsley is not an independent director under these rules because he is our president and chief executive officer.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science, innovation and technology committee. Each of these committees operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter annually. A current copy of the charter for each of the audit committee, compensation committee, nominating and corporate governance committee, and science, innovation and technology committee is posted on the corporate governance section of our website, https://investors.scholarrock.com/investors-media/corporate-governance.
Audit Committee
Joshua Reed, Kristina Burow and Amir Nashat serve on the audit committee, which is chaired by Mr. Reed. Prior to March 18, 2021, the audit committee was comprised of Michael Gilman, Ms. Burow and Mr. Nashat and Mr. Gilman chaired the committee. Our Board of Directors has determined that each member of our current audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Mr. Reed and Ms. Burow each as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2020, the audit committee met five times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:
•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•
reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
Kristina Burow, Michael Gilman and David Hallal serve on the compensation committee, which is chaired by Ms. Burow. Prior to March 18, 2021, the compensation committee was comprised of Akshay Vaishnaw, Ms. Burow and Mr. Hallal and Ms. Burow chaired the committee. Our Board of Directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the compensation committee met nine times. The compensation committee’s responsibilities include:
•
annually reviewing and recommending to the Board of Directors corporate goals and objectives relevant to the compensation of our chief executive officer and other executives and employees;

•
evaluating the performance of our chief executive officer in light of the achievement of such corporate goals and objectives and recommending to the Board of Directors the compensation of our chief executive officer;

•
reviewing and approving the compensation of our other executive officers and employees at the level of senior vice president and above;

•
reviewing and establishing our overall management compensation, philosophy, and policy;

•
overseeing and administering our compensation and similar plans;

•
evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•
retaining and approving the compensation of any compensation advisors;

•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters;

•
reviewing our policies and procedures for the grant of equity-based awards;

•
evaluating and making recommendations to the Board of Directors about director compensation;

•
preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

•
reviewing and discussing with the Board of Directors corporate succession plans for our chief executive officer and our other executive officers.

Nominating and Corporate Governance Committee
Jeffrey Flier, David Hallal and Akshay Vaishnaw serve on the nominating and corporate governance committee, which is chaired by Mr. Hallal. Our Board of Directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the nominating and corporate governance committee met four times. The nominating and corporate governance committee’s responsibilities include:
•
developing and recommending to the Board of Directors criteria for board and committee membership;

•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•
reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•
identifying individuals qualified to become members of the Board of Directors;

•
recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•
developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•
overseeing the evaluation of our Board of Directors.

The nominating and corporate governance committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees.   Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Science, Innovation and Technology Committee
Jeffrey Flier, Michael Gilman and Akshay Vaishnaw serve on the science, innovation and technology committee, which is chaired by Dr. Flier. During the fiscal year ended December 31, 2020, the science, innovation and technology committee met one time. The science, innovation and technology committee’s responsibilities include:
•
providing a general oversight function regarding our research and development activities;

•
providing recommendations to our Board of Directors and us regarding our long-term strategic goals and objectives related to our research and development programs;

•
providing recommendations regarding intellectual property strategies;

•
providing recommendations regarding key discovery and development strategies to align with our business needs; and

•
providing feedback to the Board of Directors and to our research and development functions.

Board and Committee Meetings Attendance
The full Board of Directors met thirteen times during 2020. During 2020, each member of the Board of Directors attended in person or participated by teleconference in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Our directors are expected to participate in the virtual Annual Meeting unless they have a conflict that cannot be resolved. Present at the Annual Meeting of Stockholders in 2020 were David Hallal (Chairman), Jeffrey Flier, Michael Gilman, Stuart A. Kingsley, Nagesh Mahanthappa, Edward Myles, Amir Nashat, and Akshay Vaishnaw.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales, derivative transactions, or any hedging transactions with respect to our stock by our executive officers, directors, employees and certain designated consultants and contractors, whether made directly or indirectly. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.scholarrock.com/investors-media/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Currently, the role of chairman of the board is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight, of management. Our Board of Directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Communication with the Directors of Scholar Rock
Any interested party with concerns about our company may report such concerns to the Board of Directors or any member of the Board of Directors, by submitting a written communication to the attention of such director at the following address:
c/o Scholar Rock Holding Corporation
301 Binney Street, 3rd Floor
Cambridge, MA 02142
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Scholar Rock’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Scholar Rock’s legal counsel, with independent advisors, with non-management directors, or with Scholar Rock’s management, or may take other action or no action as the director determines in good faith is necessary, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Scholar Rock regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Scholar Rock has also established a toll-free telephone number for the reporting of such activity, which is 1-866-352-1896.
DIRECTOR COMPENSATION
The table below shows all compensation paid to our non-employee directors during 2020. Stuart A. Kingsley earned cash fees and an equity retainer for his service as a non-employee director prior to becoming an employee of Scholar Rock in July 2020 and our president and chief executive officer in August 2020, and Edward H. Myles earned cash fees and an equity retainer prior to becoming our chief financial officer in July 2020. The compensation received by Mr. Kingsley and Mr. Myles for their service as non-employee directors and as employees during 2020 is presented in the “Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)
David Hallal	163,000	—	237,028(4)	—
Kristina Burow	48,444	—	154,068(5)	—
Jeffrey S. Flier, M.D.	54,000	—	154,068(6)	—
Michael Gilman, Ph.D.	53,444	—	154,068(7)	—
Amir Nashat, Sc.D.	42,500(2)	—	154,068(8)	—
Akshay Vaishnaw, M.D., Ph.D.	48,796	—	154,068(9)	—

(1)
Amounts reported represent payments made pursuant to our Non-Employee Director Compensation Policy during the period from January 1, 2020 through December 31, 2020.

(2)
Mr. Nashat earned cash compensation under our Non-Employee Director Compensation Policy which was paid directly to Mr. Nashat’s employer.

(3)
Amounts reported reflect the aggregate grant date fair value of option awards granted during 2020 calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our financial statements for the year ended December 31, 2020. These amounts do not correspond to the actual value that may be recognized by the named director upon vesting or exercise of such awards.

(4)
As of December 31, 2020, Mr. Hallal had options to purchase 161,398 shares of the Company’s common stock and 36,577 shares of unvested restricted stock.

(5)
As of December 31, 2020, Ms. Burow had options to purchase 43,474 shares of the Company’s common stock.

(6)
As of December 31, 2020, Dr. Flier had options to purchase 48,289 shares of the Company’s common stock.

(7)
As of December 31, 2020, Mr. Gilman had options to purchase 48,289 shares of the Company’s common stock.

(8)
As of December 31, 2020, Mr. Nashat had options to purchase 43,474 shares of the Company’s common stock.

(9)
As of December 31, 2020, Dr. Vaishnaw had options to purchase 34,629 shares of the Company’s common stock.

Effective as of May 23, 2018, as amended from time to time, under our Non-Employee Director Compensation Policy, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member. The chairman of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors or a particular committee. The fees paid to non-employee directors as of December 31, 2020 for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:
2020 Annual Retainer
Board of Directors:
Nonemployee member	$35,000
Additional fee for Non-Executive Chairman of the Board	$115,000
Audit Committee:
Member	$7,500
Additional fee for Chairman	$7,500
Compensation Committee:
Member	$5,000
Additional fee for Chairman	$5,000
Nominating and Corporate Governance Committee:
Member	$4,000
Additional fee for Chairman	$4,000
Science, Innovation and Technology Committee:
Member	$7,500
Additional fee for Chairman	$7,500
As of December 31, 2020, each non-employee director elected or appointed to our Board of Directors is granted a one-time option grant of 26,000 shares upon such director’s election or appointment to the Board of Directors, which vest monthly over three years, subject to continued service through such vesting dates. Mr. Kingsley was granted a one-time option grant of 20,316 shares upon his appointment to the Board of Directors on May 20, 2020 based on the Non-Employee Director Compensation Policy in effect at the time of his appointment. Non-employee director compensation is reviewed by the compensation committee on a regular basis and as of March 16, 2021, our Non-Employee Director Compensation Policy was revised to provide that upon a director’s election or appointment to the Board of Directors, such non-employee director receives a one-time option grant to purchase 15,600 shares of our common stock. In addition, on the date of each annual meeting of stockholders of our company, each non-employee director (other than a director receiving an appointment equity award within three months prior to such annual meeting) is granted an annual option grant to purchase the following number of shares:
•
for a director who has served as a member of the Board of Directors for at least nine months, 13,000 shares, and

•
for a director who has served as a member of the Board of Directors for at least three months but less than nine months, a prorated amount based on the number of full months served by such director as of the annual meeting, in each case, which vests in full on the earlier to occur of the first anniversary of the date of grant or the next scheduled annual meeting, subject to continued service as a director through such vesting date. As of March 16, 2021, this annual option grant amount was revised to an annual option grant to purchase 7,800 shares.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Director and committee meetings.
This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

EXECUTIVE COMPENSATION
Our named executive officers for the year ended December 31, 2020 are the following individuals:
•
Stuart A. Kingsley, our president and chief executive officer;

•
Gregory J. Carven, Ph.D., our chief scientific officer (1);

•
Edward H. Myles, our chief financial officer and head of business operations;

•
Nagesh K. Mahanthappa, Ph.D., our former president and chief executive officer, who departed the Company on July 31, 2020.

(1)
Mr. Carven was promoted to chief scientific officer effective February 1, 2021. Prior to that, he served as our Head of Research.

Summary Compensation Table for Fiscal 2020
The following table presents the compensation awarded to, earned by or paid to (i) each individual who served as our principal executive officer during the fiscal year ended December 31, 2020 and (ii) the two most highly-compensated executive officers (other than either principal executive officer) who were serving as executive officers on December 31, 2020. The following table also presents information regarding the compensation awarded to, earned by, and paid to each such individual during the fiscal year ended December 31, 2019, to the extent he or she was a named executive officer for such year.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Award ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Stuart A. Kingsley President and Chief Executive Officer	2020	238,000(4)	—	4,396,154(6)	312,000	6,692(11)	4,952,846
Edward H. Myles Chief Financial Officer & Head of Business Operations	2020	193,500(5)	—	2,683,211(7)	208,980	30,664(12)	3,116,355
Gregory J. Carven Ph.D. Chief Scientific Officer and former Head of Research	2020	380,785	—	1,019,299	168,000	2,548	1,570,631
Nagesh K. Mahanthappa, Ph.D. Former President and Chief Executive Officer
	2020	306,904(8)	40,743(14)	2,936,796(10)	—	846,648(13)	4,058,826
	2019	500,000	—	1,405,443	250,000	3,207	2,158,650

(1)
Except as set forth below, the amounts reported reflect the aggregate grant date fair value of stock or option awards granted during the year calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For information regarding assumptions underlying the valuation of this stock award, see Note 9 to our financial statements for the year ended December 31, 2020.

(2)
Amounts reflect the actual cash incentive bonuses received by our named executive officers for performance of services in 2020 and 2019, as indicated, and were paid in the subsequent year. Bonuses were based upon achievement of corporate performance goals as determined by the Board of Directors. Mr. Mahanthappa was not awarded bonus compensation in 2020 since his employment ended in July 2020.

(3)
Amounts consist of taxable fringe benefits, such as life insurance, provided by the Company.

(4)
Mr. Kingsley commenced employment with Scholar Rock on August 1, 2020. His annual base salary in 2020 was $520,000. The amount in the table above reflects $238,000 associated with the amount of annual base salary paid to him during the period July 14, 2020 through December 31, 2020.

(5)
Mr. Myles commenced employment with Scholar Rock on July 16, 2020. His annual base salary in 2020 was $430,000. The amount in the table above reflects $193,500 associated with the amount of annual base salary paid to him during the period July 16, 2020 through December 31, 2020.

(6)
This amount includes a stock option award valued at $272,992 that was granted to Mr. Kingsley upon his appointment to the Board of Directors as an independent director in May 2020. As Mr. Kingsley continues to serve on Scholar Rock’s Board in his capacity as the Company’s CEO, this award continues to vest in accordance with the terms of the equity award agreement.

(7)
This amount includes a stock option award valued at $154,068 that was granted to Mr. Myles for Board of Directors’ service that was cancelled upon his departure from the Board of Directors, when he joined the Company as the CFO. Also reflected in this amount is $130,193 representing the incremental fair value resulting from the modification to Mr. Myles’ existing stock options to extend the exercise period consistent with his continued service as an employee.

(8)
Mr. Mahanthappa departed Scholar Rock in July 2020. His annual base salary in 2020 was $515,000. The amount in the table above reflects $306,904 in salary paid to him during 2020 until his termination.

(9)
This amount represents the incremental fair value resulting from the modification to Mr. Mahanthappa’s stock award upon his departure from the Company to allow the continued vesting for the twelve months of Mr. Mahanthappa’s consulting contract.

(10)
The amount in the table represents $1,567,381 in fair value of stock option awards that were granted to Mr. Mahanthappa during the period January 1, 2020 through July 31, 2020 and $1,369,415 in incremental fair value resulting from the modification to Mr. Mahanthappa’s stock options to allow for continued vesting during the twelve months of Mr. Mahanthappa’s consulting contract.

(11)
Mr. Kingsley served on our Board of Directors prior to his employment by Scholar Rock. The amount in the table above reflects $5,275 associated with cash fees paid to Mr. Kingsley for his Board of Director’s service during the period May 20, 2020 through July 14, 2020, as well as $1,417 in taxable fringe benefits provided by the Company.

(12)
Mr. Myles served on our Board of Directors prior to his employment by Scholar Rock. The amount in the table above reflects $29,742 associated with cash fees paid to Mr. Myles for his Board of Director’s service between January 1, 2020 and July 15, 2020, as well as $922 in taxable fringe benefits provided by the Company.

(13)
Mr. Mahanthappa signed a consulting contract upon his departure from Scholar Rock. The amount in the table above reflects $824,000 in consulting compensation and $20,765 in accrued cost for continuation of insurance recognized upon Mr. Mahanthappa’s departure from the Company, as well as $1,883 in taxable fringe benefits provided by the Company during his employment.

(14)
The amount in the table represents $40,743 in incremental fair value resulting from the modification to Mr. Mahanthappa’s restricted stock awards to allow for continued vesting during the twelve months of Mr. Mahanthappa’s consulting contract.

Narrative Disclosure to 2020 Summary Compensation Table
Our executive compensation program consists of a combination of base salary, non-equity incentive compensation and long-term equity incentives. We have designed our compensation program to reflect competitive levels of compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance, and the achievement of our corporate objectives.
Our compensation committee is primarily responsible for determining the compensation for all of our executive officers. Our compensation committee reviews compensation, including base salary, non-equity incentive compensation, equity incentives, severance benefits and other forms of executive compensation and benefits, for all executives. The compensation committee reviews and approves the compensation for each executive officer other than the chief executive officer and recommends the compensation for the chief executive officer to our Board of Directors for approval.

In 2020, the compensation committee engaged Pay Governance as a compensation consultant to assist the compensation committee in designing our executive compensation program and in making compensation decisions for our executive officers for the year ended December 31, 2020. Pay Governance reported directly to our compensation committee. Our compensation committee has assessed the independence of Pay Governance consistent with Nasdaq listing standards and has concluded that their engagement does not raise any conflict of interest.
Base Salary
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established or recommended by our compensation committee taking into account each individual’s role, responsibilities, skills, and experience. Executive base salaries are reviewed annually and any adjustments are made based on the achievement of corporate objectives, the individual’s contributions to the Company during the previous year, and an analysis of compensation paid to individuals in similar positions at other companies.
Non-Equity Incentive Plan Compensation
We provide non-equity incentive plan compensation to our executives through our annual bonus program. Our annual bonus program is intended to reward our executive officers for achieving corporate performance goals for a fiscal year. For 2020, Mr. Kingsley, Mr. Myles and Mr. Carven were eligible to earn an annual cash incentive bonus targeted at 50%, 40% and 35%, respectively, of each individual’s base salary, with the actual cash incentive bonus determined or recommended by the compensation committee, for our chief executive officer, based on the achievement of specified corporate goals as determined by our Board of Directors and for our other named executive officers, based on the achievement of specified corporate goals as well as individual performance.
Long-Term Equity Incentives
We believe that equity grants align the interests of our executive officers with those of our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. In 2020, our Compensation Committee granted a stock option award subject to time-based vesting to each of our named executive officers employed by the Company at the time of grant based in part on individual performance and achievement of specified corporate goals for fiscal year 2019. In 2021, our compensation committee approved the utilization of stock options and restricted stock units and granted a stock option award and restricted stock unit award, in each case subject to time-based vesting, to each of our named executive officers employed by the Company at the time of grant based in part on individual performance and achievement of specified corporate goals for fiscal year 2020.
Outstanding Equity Awards at 2020 Fiscal Year End Table
The following table presents information regarding all outstanding stock options held by each of our named executive officers on December 31, 2020.
		Option Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price	Option Expiration Date
Stuart A. Kingsley President and Chief Executive Officer	05/20/2020(1)	3,950	16,366	$19.68	05/20/2030
	07/16/2020(2)	—	429,684	$13.83	07/16/2030
Edward H. Myles Chief Financial Officer	11/19/2018(3)	10,722	—	$20.52	11/19/2028
	05/21/2019(4)	5,079	—	$21.21	05/21/2029
	07/16/2020(5)	—	250,000	$13.83	07/16/2030

		Option Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price	Option Expiration Date
Gregory J. Carven, Ph.D. Chief Scientific Officer and former Head of Research	02/20/2018(6)	27,694	12,589	$5.77	02/20/2028
	05/23/2018(7)	6,283	3,771	$14.00	05/23/2028
	01/31/2019(8)	17,000	17,000	$15.11	01/31/2029
	02/06/2020(9)	7,277	31,536	$13.52	02/06/2030
	05/29/2020(10)	6,250	43,750	$18.40	05/29/2030
Nagesh K. Mahanthappa, Ph.D. Former President and Chief Executive Officer	02/20/2018(6,11)	—	65,679	$5.77	02/20/2028
	05/23/2018(7,11)	—	55,236	$14.00	05/23/2028
	01/31/2019(8,11)	8,125	65,000	$15.11	01/31/2029
	02/06/2020(9,11)	—	133,250	$13.52	02/06/2030

(1)
Shares under this option are scheduled to vest in equal monthly installments for a period of 36 months, with the first monthly amount vesting on June 20, 2020.

(2)
Shares under this option are scheduled to vest 25% on July 14, 2021, with the remainder vesting in equal quarterly installments for a period of 12 quarters, thereafter.

(3)
Shares under this option were scheduled to vest in equal monthly installments for a period of 36 months, with the first monthly amount vesting on December 19, 2018. Upon Mr. Myles departure from the Board of Directors in July 2020, the remaining 9,594 unvested shares were cancelled.

(4)
Shares under this option fully vested on May 21, 2020.

(5)
Shares under this option are scheduled to vest 25% on July 16, 2021, with the remainder vesting in equal quarterly installments for a period of 12 quarters, thereafter.

(6)
Shares under this option are scheduled to vest in equal quarterly installments for a period of 16 quarters with the first quarterly amount vesting on May 13, 2018.

(7)
Shares under this option are scheduled to vest in equal quarterly installments for a period of 16 quarters with the first quarterly amount vesting on August 29, 2018.

(8)
Shares under this option are scheduled to vest in equal quarterly installments for a period of 16 quarters with the first quarterly amount vesting on March 31, 2019.

(9)
Shares under this option are scheduled to vest in equal quarterly installments for a period of 16 quarters with the first quarterly amount vesting on April 1, 2020.

(10)
Shares under this option are scheduled to vest in equal quarterly installments for a period of 16 quarters with the first quarterly amount vesting on August 29, 2020.

(11)
Shares under this option will continue to vest during the twelve-month consulting period from August 1, 2020 through July 31, 2021.

Employment arrangements with our named executive officers
Stuart A. Kingsley
Mr. Kingsley entered into an employment agreement with us on July 14, 2020, effective upon Mr. Kingsley’s first day of employment at the Company, or August 1, 2020, pursuant to which Mr. Kingsley is entitled to receive an annual base salary and target bonus based upon our Board of Directors’ assessment of his performance and our attainment of targeted goals as set by our Board of Directors in its sole discretion. Mr. Kingsley is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. The employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 12 months of base salary, payable on our normal payroll cycle if such termination is not in connection with a “change in control,” plus 1.0 times his annual target bonus he would have been entitled to receive in the fiscal year of termination or (y) 18 months if such termination occurs within 18 months following such “change in control,” plus 1.5 times his annual target bonus he would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Kingsley had he remained employed with us for up to (x) 12 months following termination if such termination is not in connection with a “change in control” or (y) 18 months if such termination is in connection with a “change in control”. In addition, if within 18 months following a “change in control,” Mr. Kingsley is terminated by us without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Kingsley will accelerate and vest immediately.
Gregory J. Carven, Ph.D.
Mr. Carven entered into an offer letter with us in November 2014. This offer letter was amended in May 2018 and March 2021 and provides that Mr. Carven is entitled to receive an annual base salary and target bonus based upon our Board of Directors’ assessment of his performance and our attainment of targeted goals as set by our Board of Directors in its sole discretion. Mr. Carven is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. The employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 9 months of base salary, payable on our normal payroll cycle if such termination is not in connection with a “change in control” or (y) 12 months if such termination occurs within 18 months following such “change in control,” plus 1.0 times his annual target bonus he would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Carven had he remained employed with us for up to (x) 9 months following termination if such termination is not in connection with a “change in control” or (y) 12 months if such termination is in connection with a “change in control”. In addition, if within 18 months following a “change in control,” Mr. Carven is terminated by us without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Carven will accelerate and vest immediately.
Edward H. Myles
We entered into an employment agreement with Mr. Myles on July 16, 2020, effective upon Mr. Myles first day of employment at the Company, which occurred on July 16, 2020, pursuant to which Mr. Myles is entitled to receive an annual base salary and target bonus based upon our Board of Directors’ assessment of his performance and our attainment of targeted goals as set by our Board of Directors in its sole discretion. Mr. Myles is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. The employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 9 months of base salary, payable on our normal payroll cycle if such termination is not in connection with a “change in control,” or (y) 12 months if such termination occurs within 18 months following such “change in control,” plus 1.0 times his annual target bonus he would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Myles had he remained employed with us for up to (x) 9 months following termination if such termination is not in connection with a “change in control” or (y) 12 months if such termination is in connection with a “change in control”. In addition, if within 18 months following a “change in control,” Mr. Myles is terminated by us without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Myles will accelerate and vest immediately.

Nagesh K. Mahanthappa, Ph.D.
Mr. Mahanthappa entered into Consulting Agreement with us in July 2020, effective August 1, 2020, pursuant to which Mr. Mahanthappa agreed to provide consulting services to the Company as a scientific advisor for twelve months. Mr. Mahanthappa receives a monthly retainer fee of $42,916.67, payable monthly in arrears and pro-rated for any partial month of services. As part of his consulting services, Mr. Mahanthappa was entitled to receive a performance bonus for services provided in calendar year 2020 based on Mr. Mahanthappa’s bonus target amount of $257,500, as adjusted, based on the Company’s 2020 corporate objectives, as determined by the Board. Mr. Mahanthappa’s equity awards continue to vest throughout his term as a scientific advisor, subject to the terms of the applicable equity award agreements and the Plan. The Consulting Agreement also contains standard confidentiality, general release, and non-competition provisions.
Additional Narrative Disclosure
401(k) Savings Plan.   We maintain the Scholar Rock Holding Corporation 401(k) Plan, a tax-qualified retirement plan for our employees. Our 401(k) plan is intended to qualify under Section 401(k) of the Code so that contributions to our 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from our 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to our 401(k) plan. Starting January 1, 2020, we implemented an employee match program, pursuant to which the Company matches 50% of an employee’s contribution to the employee’s 401(k) up to 6% of the employee’s base salary.
Health and Welfare Benefits.   All of our full-time employees, including our named executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and long-term disability for all of our employees, including our named executive officers. We also provide all employees, including the named executive officers, with a flexible spending account plan, and paid time off benefits including, vacation, sick time and holidays. We do not sponsor any non-qualified defined benefit plans for any of our employees or executives.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plan information as of December 31, 2020.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,679,931	$14.96	2,758,841(2)
Equity compensation plans not approved by security holders	—	$—	—
Total	3,679,931	$14.96	2,758,841

(1)
Includes the Company’s 2017 Stock Option and Incentive Plan, 2018 Stock Option and Incentive Plan and 2018 Employee Stock Purchase Plan.

(2)
As of December 31, 2020 a total of 1,962,992 shares of our common stock have been reserved for issuance pursuant to the 2018 Stock Option and Incentive Plan. The 2018 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Stock Option and Incentive Plan and the 2017 Stock Option and Incentive Plan will be added back to the shares of common stock available for issuance under the 2018 Stock Option and Incentive Plan. The Company no longer makes grants under the 2017 Stock Option and Incentive Plan. As of December 31, 2020, a total of 795,849 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan. The 2018 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by the lesser of 353,614 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2020, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at December 31, 2019 and 2020) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Retained Search Agreement
The Company incurred approximately $177,208 of fees during the year ended December 31, 2020, from arrangements with Pursuit Talent, d/b/a Alioth (“Alioth”), a privately held executive search firm founded in 2018 which specializes in the discovery and placement of employees in the life sciences industry. The Company selected Alioth through a competitive selection process, and based on its expertise, Alioth completed several new hire retained searches for the Company in 2020. One of our directors, Mr. Nashat, is an investor in and previously served on the Board of Directors of Alioth. Mr. Nashat was not involved in the selection of Alioth to provide services to the Company. The Company utilizes multiple search firms and selects firms through a competitive evaluation process for each assignment.
Investor’s Rights Agreement
We are party to an investors’ rights agreement, or the rights agreement, with certain of our stockholders, including some related persons. All of the provisions of the rights agreement, with the exception of demand registration rights, short-form registration rights and piggyback registration rights granted to certain holders of common stock, including shares of common stock issued or issuable upon conversion of our convertible preferred stock, terminated in connection with the completion of our initial public offering.
Limitation of Liability and Indemnification of Officers and Directors
Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•
any breach of their duty of loyalty to our company or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Related Person Transaction Policy
In May 2018, our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which a related person has or will have a direct or indirect material interest and in which the aggregate amount involved exceeds or may be expected to exceed $120,000 annually, subject to certain exceptions. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
As appropriate for the circumstances, the audit committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar amount involved in the related person transaction;

•
the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of our business;

•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the related-party transaction; and

•
any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 29, 2021 by:
•
each of our directors;

•
each of our named executive officers;

•
all of our directors and executive officers as a group; and

•
each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 34,392,791 shares of our common stock outstanding as of March 29, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 29, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142.
	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percentage
5% Stockholders:
ARCH Venture Fund VIII, L.P.(2)	2,637,617	7.7%
Invus Public Equities, L.P.(3)	2,100,000	6.1%
Polaris Venture Management Co. VI, L.L.C.(4)	2,832,706	8.2%
FMR LLC(5)	5,045,824	14.7%
Redmile Group, LLC(6)	3,412,009	9.9%
BB Biotech AG(7)	2,255,651	6.6%
T. Rowe Price Associates, Inc.(8)	3,996,494	11.6%
BlackRock, Inc.(9)	2,113,913	6.1%
Named Executive Officers and Directors:
Stuart A. Kingsley(10)	15,522	*
Greg J. Carven, Ph.D.(11)	81,621	*
Edward H. Myles(12)	20,832	*
Nagesh K. Mahanthappa, Ph.D. (13)	412,001	1.2%
David Hallal(14)	410,629	1.2%
Kristina Burow(15)	2,667,526	7.8%
Jeffrey S. Flier, M.D.(16)	43,580	*
Michael Gilman, Ph.D.(17)	68,025	*
Amir Nashat, Sc.D.(18)	2,862,615	8.3%
Joshua Reed(19)	866	*
Akshay Vaishnaw, M.D., Ph.D.(20)	24,312	*
All executive officers and directors as a group (13 persons)	6,982,937	20.3%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142.

(2)
This information is based solely on the information reported on the Schedule 13G filed on February 13, 2020 by Arch Venture Fund VIII, L.P. ARCH Venture Fund VIII is the record owner of 2,637,617 shares of common stock (the “Record Shares”) as of December 31, 2019. AVP VIII LP, as the sole general partner of ARCH Venture Fund VIII, may be deemed to beneficially own the Record Shares. AVP VIII LLC, as the sole general partner of AVP VIII LP, may be deemed to beneficially own the Record Shares. As managing directors of AVP VIII LLC, each Managing Director may also be deemed to share the power to direct the disposition and vote of the Record Shares.

(3)
This information is based solely on the information reported on the Schedule 13G/A filed on February 16, 2021 by Invus Public Equities, L.P. (“Invus Public Equities”). As of December 31, 2020, Invus Public Equities directly held 2,100,000 Shares. Invus PE Advisors, as the general partner of Invus

Public Equities, controls Invus Public Equities and accordingly may be deemed to beneficially own the Shares held by Invus Public Equities. Artal Treasury, as the managing member of Invus PE Advisors, controls Invus PE Advisors, and accordingly may be deemed to beneficially own the Shares that Invus PE Advisors may be deemed to beneficially own. Artal International, as its Geneva branch is the sole stockholder of Artal Treasury, may be deemed to beneficially own the Shares that Artal Treasury may be deemed to beneficially own. Artal International Management, as the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the Shares that Artal International may be deemed to beneficially own. Artal Group, as the parent company of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend, as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the Shares that Artal Group may be deemed to beneficially own. The Stichting, as majority shareholder of Westend, controls Westend and, accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. As of January 11, 2021, Mr. Whittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own.
(4)
This information is based solely on the information reported on the Schedule 13G filed on February 14, 2019 by Polaris Venture Management Co. VI, L.L.C. 2,676,311 of such shares are held of record by PVP VI and 156,395 of such shares are held of record by PVPFF VI. PVM VI, the general partner of each of PVP VI and PVPFF VI, may be deemed to have voting, investment and dispositive power with respect to these securities. David Barrett, Brian Chee, Jonathan A. Flint, Terrance G. McGuire, Amir Nashat, a member of the Issuer’s board of directors, and Bryce Youngren are the managing members of PVM VI and may each be deemed to share voting, investment and dispositive power with respect to these securities.

(5)
This information is based solely on the information reported on the Schedule 13G/A filed on February 8, 2021 by FMR LLC.

(6)
This information is based solely on the information reported on the Schedule 13G/A filed on February 16, 2021 by Redmile Group, LLC. Redmile Group, LLC’s beneficial ownership of the Issuer’s common stock (“Common Stock”) is comprised of 2,896,589 shares of Common Stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares of Common Stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any.

(7)
This information is based solely on the information reported on the Schedule 13G filed on February 12, 2021 by BB Biotech AG (“BB Biotech”) on behalf of its wholly-owned subsidiary, Biotech Target N.V.

(8)
This information is based solely on the information reported on the Schedule 13G/A filed on February 16, 2021 by T.Rowe Price Associates, Inc.

(9)
This information is based solely on the information reported on the Schedule 13G/A filed on February 2, 2021 by BlackRock, Inc.

(10)
Consists of 15,522 shares of common stock underlying options exercisable within 60 days of March 29, 2021.

(11)
Consists of: (i) 36,245 shares of common stock and (ii) 45,376 shares of common stock underlying options exercisable within 60 days of March 29, 2021.

(12)
Consists of: 20,832 shares of common stock underlying options exercisable within 60 days of March 29, 2021.

(13)
Consists of: (i) 380,491 shares of common stock and (ii) 31,510 shares of common stock underlying options exercisable within 60 days of March 29, 2021.

(14)
Consists of: (i) 290,595 shares of common stock and (ii) 120,034 shares of common stock underlying options exercisable within 60 days of March 29, 2021.

(15)
Consists of: (i) the shares described in footnote (2) above and (ii) 29,909 shares of common stock underlying options exercisable within 60 days of March 29, 2021. Kristina Burow, one of our directors, is a managing director at ARCH Venture Partners. Ms. Burow owns an interest in ARCH Partners VIII but does not have voting or investment control over the shares held by the fund, and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the fund is 8755 West Higgins Road, Suite 1025, Chicago, Illinois 60631.

(16)
Consists of: (i) 9,513 shares of common stock and (ii) 34,067 shares of common stock underlying options exercisable within 60 days of March 29, 2021.

(17)
Consists of: (i) 37,459 shares of common stock and (ii) 30,566 shares of common stock underlying options exercisable within 60 days of March 29, 2021.

(18)
Consists of: (i) the shares described in footnote (4) above and (ii) 29,909 shares of common stock underlying options exercisable within 60 days of March 29, 2021. Mr. Nashat is a partner at Polaris Venture Partners VI, L.P. and shares voting and investment control with respect to these shares. Mr. Nashat disclaims beneficial ownership of all shares held by Polaris Venture Partners VI, L.P. except to the extent of any pecuniary interest therein.

(19)
Consists of 866 shares of common stock underlying options exercisable within 60 days of March 29, 2021.

(20)
Consists of: (i) 9,455 shares of common stock and (ii) 14,857 share of common stock underlying options exercisable within 60 days of March 29, 2021.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
To our knowledge, based solely on a review of the copies of such reports furnished to us, or written representation that no other reports were required, we believe that for the year ended December 31, 2020, all required reports were filed on a timely basis under Section 16(a) of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Scholar Rock’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Scholar Rock’s independent registered public accounting firm, (3) the performance of Scholar Rock’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.
Management is responsible for the preparation of Scholar Rock’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Scholar Rock’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Scholar Rock for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Scholar Rock be included in Scholar Rock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SCHOLAR ROCK HOLDING CORPORATION
Joshua Reed
Kristina Burow
Amir Nashat
April 15, 2021

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142 Attention: Corporate Secretary, telephone (857) 259-3860. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 17, 2021. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142 Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than January 27, 2022 and no later than February 26, 2022. Stockholder proposals and the required notice should be addressed to Scholar Rock Holding Corporation, 301 Binney Street, 3rd Floor, Cambridge, Massachusetts 02142 Attention: Corporate Secretary.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D45718-P50323 01) Jeffrey S. Flier, M.D. 02) Amir Nashat, Sc.D. 03) Akshay Vaishnaw, M.D., Ph.D. Nominees: NOTE: Other business may come before the annual meeting and any other adjournments or postponements thereof. You may attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/SRRK2021 and vote during the meeting. Have your 16-digit control number available and follow the instructions. 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect three Class III Directors, each to serve until ! ! ! the 2024 annual meeting of stockholders and until his successor has been duly elected and qualified. For All Withhold All For All Except For Against Abstain SCHOLAR ROCK HOLDING CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR each number(s) of the nominee(s) on the line below. of the following director nominees: The Board of Directors recommends you vote FOR proposal 2: SCHOLAR ROCK HOLDING CORPORATION 301 BINNEY STREET 3RD FLOOR CAMBRIDGE, MA 02142 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SRRK2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D45719-P50323 SCHOLAR ROCK HOLDING CORPORATION Annual Meeting of Stockholders May 27, 2021 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Stuart A. Kingsley, Edward H. Myles, and Junlin Ho, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCHOLAR ROCK HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held by virtual-only meeting at 9:00 AM, Eastern Daylight Time on May 27, 2021 via a live webcast at www.virtualshareholdermeeting.com/SRRK2021, and any adjournments or postponements thereof. The stockholder(s) acknowledges receipt from the Company prior to the execution of the proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, and revokes any proxy heretofore given with respect to the annual meeting. THE VOTES ENTITLED TO BE CAST BY THE STOCKHOLDER(S) WILL BE CAST AS INTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. The votes entitled to be cast by the stockholder(s) will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the annual meeting to another time and/or place, that may properly come before the annual meeting or adjournment or postponement thereof. Continued and to be signed on reverse side